1998 SENIOR MANAGEMENT BONUS PLAN


Participants in the 1998 Senior Management Bonus Plan ("Bonus Plan") shall include all full-time non-sales positions Level 17 and above, which includes those individuals who could possibly be affected by Section 162(m) of the Internal Revenue Code, including but not limited to the CEO. This definition includes all full-time non-sales employees who are Level 17 and above as of March 1, 1998 and all full-time non-sales employees who are promoted to or hired at a Level 17 or above after March 1, 1998. Bonuses will be solely predicated on the consolidated earnings performance of Mid Atlantic Medical Services, Inc. (MAMSI) and will be accrued on at least a quarterly basis as documented by the year end audited financial statements.

Bonuses shall be paid according to the following guidelines:

1. Minimum Bonus- Minimum bonuses shall be paid if MAMSI and its consolidated subsidiaries (the "Company") achieve a profit of $33.750 million before income taxes, expansion or acquisition costs, and prior to the physicians' return of withhold and payment of physicians' bonuses.

2. Maximum Bonus- Maximum bonuses shall be paid if the Company achieves a profit of $52.50 million before income taxes, expansion or acquisition costs, and prior to the physicians' return of withhold and payment of physicians' bonuses.

3. Pro-ration- In the event that the Company earns between $33.750 million and $52.50 million, bonus payments will be pro-rated accordingly.

4. Bonus Base- In general, bonus payments will be calculated based on the salary level on March 1, 1998. With respect to new participants who are hired or initially promoted to a full-time non-sales position Level 17 or higher after March 1, 1998, the bonus will be calculated at the initial Level 17 or higher salary. With respect to new participants who are hired or initially promoted to a full-time non-sales position Level 17 or higher after March 1, 1998, the bonus will be calculated at the initial Level 17 or higher salary.With respect to a participant who is demoted during 1998, the amount will be calculated on a pro-rata basis based on the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher.

5. New Employees- New full-time employees or those who are promoted to a full-time non-sales position Level 17 or higher during 1998 are eligible to participate in the Bonus Plan. The bonus payment will be pro-rated accordingly for the portion of the year that the employee was employed in a full-time non-sales position Level 17 or higher.





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6.       Termination- No bonus shall be paid to bonus participants who terminate or are terminated by the Company prior to the year end. In the event of retirement or death, the employee or his\her beneficiary will receive a pro-rated portion of the bonus.

7. Time of Payment- Bonus payments shall be distributed immediately following the receipt of the audited financial statement(s) for the Company for the year 1998.

8.       Bonus   Percentages-   The   distribution  of  the  bonus  payments  to
         participants shall be limited according to the following percentage ranges:

         CEO                                                          12.5 - 50%
         Executive Staff (Level 18 & above, excluding CEO)             6.0 - 35%
         Senior Staff (Level 17)                                       5.5 - 30%

9. Relationship to Other Bonus Plan- This Bonus Plan is substantially similar to the 1998 Management Bonus Plan for full-time non-sales employees Level 10 to Level 16. The primary differences between the Bonus Plan and the 1998 Management Bonus Plan are the percentage payments available to personnel and the personnel covered.

10. Interpretation of the Bonus Plan by the Board of Directors- If a question as to the the interpretation of the Bonus Plan arises, the Board of Directors may interpret the Bonus Plan. The decision of the Board is final.

11. Amendment- The Board of Directors may not amend the Bonus Plan to materially increase the amounts payable thereunder to participants.